UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2005

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On August 9, 2005, Hersha Hospitality Trust, a Maryland real estate investment trust (“Hersha”), terminated the Purchase and Sale Agreement (the “Agreement”) with Claremont DC Hotel LLC; Claremont DC Hotel II LLC; Apple Hotel, LLC; Apple Hotel Holdings, LLC; Apple Hotel Investments, LLC (collectively, the “Sellers”) to acquire a Hilton Garden Inn in Washington, D.C., including the land, improvements and certain additional rights related to the hotel located at 815 14th Street, N.W. Washington, D.C. (the “Claremont Property”).  Hilton Hotels, the franchisor of the Claremont Property, had a right of first offer to purchase the Claremont Property, and it exercised the right. Accordingly, Hersha and the Sellers decided to terminate the Agreement.

As part of the termination, Hersha has received all of the $5.0 million it deposited with an escrow agent pursuant to the terms of the Agreement.

Hersha previously reported its entry into the Agreement in its Current Report on Form 8-K filed August 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date:	September 14, 2005	By:	/s/Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer